                                                                 November, 1996

                                    REVISED
                     MONTHLY CERTIFICATEHOLDER'S STATEMENT

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                              ADVANTA Credit Card
                                Master Trust II
                                 SERIES 1996-E

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         Under the Amended and Restated Master Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated on May 23, 1994, and as amended by Amendment Number 1 dated as of July 1, 1994 between Advanta National Bank USA ("AUS") as Seller and Servicer and Bankers Trust Company, as trustee (the "Trustee"), and as amended by Amendment Number 2 dated October 6, 1995 among AUS, as Seller and Servicer, Advanta National Bank ("ANB") as Seller and the Trustee (the "Master Agreement"), as supplemented by the Series 1996-E Supplement dated as of November 1, 1996 (the "Supplement" and together with the Master Agreement the "Agreement") among AUS, ANB and the Trustee. AUS as Servicer, is required to prepare certain information each month regarding current distributions to all 1996-E Certificateholders. This statement relates to the December 16, 1996 Distribution Date (the "Distribution Date") and the performance of the Advanta Credit Card Master Trust II (the "Trust") during the prior Monthly Period (the "Monthly Period"). Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1996-E Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Agreement.


1.       The total amount of the distribution on the Payment Date per $1000 original principal
         amount of Class A Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $6.919350

2.       The total amount of the distribution on the Payment Date per $1000 original principal
         amount of Class B Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $7.206850

3.       The amount of the distribution set forth in paragraph 1 above in respect of principal,
         per $1,000 original principal amount of the Class A Certificates   . . . . . . . . . . . . . . . . . . . . . $0.000000

4.       The amount of the distribution set forth in paragraph 2 above in respect of principal,
         per $1,000 original principal amount of the Class B Certificates   . . . . . . . . . . . . . . . . . . . . . $0.000000

5.       The amount of distribution set forth in paragraph 1 above in respect of interest,
         per $1,000 principal principal amount of the Class A Certificate   . . . . . . . . . . . . . . . . . . . .   $6.919350

6.       The amount of distribution set forth in paragraph 2 above in respect of interest,
         per $1,000 principal principal amount of the Class B Certificate   . . . . . . . . . . . . . . . . . . . .   $7.206850

7.       The aggregate amount of Collections of Receivables processed for the prior Monthly Period
         which were allocated in respect of the Series 1996-E Certificates  . . . . . . . . . . . . . . . . . .   $40,198,940.46

8.       The aggregate amount of Collections of Principal Receivables processed during the prior
         Monthly Period and allocated in respect of the Series 1996-E Certificates  . . . . . . . . . . . . . .   $34,298,692.32

9.       The aggregate amount of Reallocated Principal Collections with respect to the prior Monthly
         Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

10.      The aggregate amount of Collections of Finance Charge Receivables processed during the prior
         Monthly Period and allocated in respect of the Class A Certificates  . . . . . . . . . . . . . . . . . .  $5,103,349.96

11.      The aggregate amount of Collections of Finance Charge Receivables processed during the prior
         Monthly Period and allocated in respect of the Class B Certificates  . . . . . . . . . . . . . . . . . . .  $326,685.09

12.      The Class A Investor Default Amount for the prior Monthly Period is  . . . . . . . . . . . . . . . . . .  $1,389,576.36

13.      The Class B Investor Default Amount for the prior Monthly Period is  . . . . . . . . . . . . . . . . . . .   $89,090.81

14.      The Collateral Default Amount for the prior Monthly Period   . . . . . . . . . . . . . . . . . . . . . . .  $127,953.00

15.      The aggregate amount of Class A Investor Charge-offs for the prior Monthly Period is   . . . . . . . . . . . . .  $0.00

16.      The aggregate amount of Class B Investor Charge-offs for the prior Monthly Period is   . . . . . . . . . . . . .  $0.00

17.      The aggregate amount of Collateral Charge-offs for the prior Monthly Period is   . . . . . . . . . . . . . . . .  $0.00

18.      The aggregate amount of Class A Investor Charge-offs reimbursed on such Payment Date is  . . . . . . . . . . . .  $0.00

19.      The aggregate amount of Class B Investor Charge-offs reimbursed on such Payment Date is  . . . . . . . . . . . .  $0.00

20.      The aggregate amount of Collateral Charge-offs reimbursed on such Payment Date is  . . . . . . . . . . . . . . .  $0.00

21.      The amount of the Class A Servicing Fee for the prior Monthly Period is  . . . . . . . . . . . . . . . . . .   $151,375

22.      The amount of the Class B Servicing Fee for the prior Monthly Period is  . . . . . . . . . . . . . . . . . . .   $9,625

23.      The amount of the Collateral Servicing Fee for the prior Monthly Period is   . . . . . . . . . . . . . . . . .  $14,000

24.      The Class A Pool Factor as of the Record Date for the Distribution Date is   . . . . . . . . . . . . . . . . .       .9

25.      The Class B Pool Factor as of the Record Date for the Distribution Date is   . . . . . . . . . . . . . . . . .       .9

26.      The Class A Investor Amount after giving effect to any payments on the Distribution
         Date is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $432,500,000

27.      The Class A Invested Amount after giving effect to any payments on the Distribution
         Date is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $389,250,000

28.      The Class B Investor Amount after giving effect to any payments on the Distribution
         Date is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $27,500,000

29.      The Class B Invested Amount after giving effect to any payments on the Distribution
         Date is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $24,750,000

30.      The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Investor Amount after giving effect to any activity on the
         Distribution Date is   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.00

31.      The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Investor Amount after giving effect to any activity on the Distribution
         Date is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0.00

32.      The Available Cash Collateral Amount as of the close of business on the Distribution Date is   . . . .   $10,000,000.00

33.      The Collateral Investor Amount as of the close of business on the Distribution Date is   . . . . . . .   $40,000,000.00

34.      The amount on deposit in the Cash Collateral Account as of the close of business on the
         Distribution Date is   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $10,000,000.00

35.      The amount of Interchange with respect to the prior Monthly Period is  . . . . . . . . . . . . . . . . . .  $437,500.00

36.      The amount of Servicer Interchange for the prior Monthly Period is   . . . . . . . . . . . . . . . . . . .  $350,000.00

37.      The Deficit Controlled Amortization Amount (after giving effect to any activity on the
         Distribution Date) is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

38.      The percentage by which the Net Portfolio Yield for the prior Monthly Period exceeds
         the Base Rate for such Monthly Period is   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.53%

39.      The Net Portfolio Yield for the prior Monthly Period is  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.45%

40.      The Base Rate for the Monthly Period is  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.92%


                                           Advanta National Bank USA
                                           as Servicer

                                           By: /s/ MICHAEL COCO
                                               --------------------------
                                                   Michael Coco
                                                   Vice President

Series 1996-E daily percentages during the prior Monthly Period

                                           Floating         Principal
                                           Allocation       Allocation
                                           Percentage       Percentage
                                           ----------       ----------
         11/1  - 11/14    1996-E             5.01%            5.01%
         11/15 - 11/30    1996-E             4.91%            4.91%

DELINQUENT BALANCES

         The aggregate outstanding balance of Accounts which are 30, 60, 90, 120, 150 and 180 or more days delinquent as of the end of the prior Monthly Period for such Payment Date is:


                                                                      AGGREGATE ACCOUNT BALANCE
         (a)       30-59 days:  . . . . . . . . . . . . . . . . . .        $143,411,065.30
         (b)       60-89 days:  . . . . . . . . . . . . . . . . . .         $87,174,149.56
         (c)       90-119 days: . . . . . . . . . . . . . . . . . .         $63,282,339.74
         (d)       120-149 days:  . . . . . . . . . . . . . . . . .         $49,181,854.37
         (e)       150-179 days:  . . . . . . . . . . . . . . . . .         $36,152,772.17
         (f)       180 or more days:  . . . . . . . . . . . . . . .         $11,630,465.79